Exhibit 10.2

December 21, 2005

Coca-Cola Bottling Company

42 Overlea Blvd.

Toronto, Ontario

M4H 1B8

Attention:	Mr. William W. Douglas, III
Senior Vice President, Finance

Dear Bill:

Re:	1998-2010 Cold Drink Equipment Purchase
Partnership Program (“Program”)

This letter agreement (the “Agreement”) restates in its entirety and further amends:

the letter agreement dated January 23, 2002 among Coca-Cola Ltd. (“CCL”) and Coca-Cola Bottling Company (“CCBC”), as amended by letter agreement dated August 9, 2004 (and alternative performance accepted by letters dated December 19, 2003 and December 31, 2004), which letters were an amendment and restatement of two certain letter agreements between Coca-Cola Ltd. and Coca-Cola Beverages Ltd. and the latter’s subsidiary Coca-Cola Bottling Ltd. (Coca-Cola Beverages Ltd. and Coca-Cola Bottling Ltd. having amalgamated and changed their name to Coca-Cola Bottling Company), the first such agreement being dated June 30, 1998 and the second such agreement being dated December 23, 1998 (the foregoing December 31, 2004, August 9, 2004, December 19, 2003, January 23, 2002, December 23, 1998 and June 30, 1998 agreements and letters are referred to herein as the “Prior Agreements”).

This Agreement sets forth the proposal of CCL to CCBC, which holds Coca-Cola bottling contracts (the “Bottling Contracts”) for the territories set out in such Bottling Contracts comprising ninety-eight percent (98%) of the country of Canada (hereafter referred to as the “Business Unit”), with respect to the above and which upon acceptance by CCBC shall constitute our agreement and understanding regarding the Program for the purpose of superseding the Prior Agreements and all prior cold drink equipment programs between the parties as set out in Exhibit A attached hereto (“Prior Program(s)”). This Program covers, and any reference to the Business Unit in this letter shall mean, only those territories in the above-referenced country of Canada currently served by CCBC pursuant to the Bottling Contracts in Canada as of the date of this Agreement. In the event that CCBC acquires any other bottler, or acquires the bottling rights to any additional territory, this Program shall not cover such territory and equipment purchased for placement in such territory shall not be eligible for funding hereunder absent CCL’s consent and adjustment of the Purchase Plan set forth herein. The meaning of Business Unit as set out herein shall be controlling for purposes of this Program, regardless of any subsequent CCBC Business Unit realignment, and placements made outside the Business Unit as defined herein shall not qualify for funding hereunder. However, CCL and CCBC will execute an amendment to this Agreement to include the cold drink equipment purchases in an acquired territory under this Program if the parties mutually agree that cold drink equipment purchases in an acquired territory increase cold drink penetration.

Confidentiality:

The terms and conditions of this Agreement are acknowledged by CCL and CCBC to be strictly confidential, and the parties agree not to share the contents hereof with any other party without the express written consent of the other party, except for the following: (1) each parties’ parent corporation; (2) as required by law; and (3) the confidentiality obligation shall not extend to information which: (a) the receiving party can show was known to it as a matter of record at the time of receipt; (b) is part of the “public domain” or otherwise bona fide available to the general public through sources entitled to disclose the same; or (c) subsequently obtained lawfully from a third party without any obligation of secrecy.

Term:

Except as otherwise provided herein, the term of this Agreement is thirteen (13) years, beginning as of January 1, 1998 and ending December 31, 2010 (“Term”). If CCBC is required to perform any obligations of the Program after the end of the thirteen-year Term, such obligations of CCBC shall remain in effect beyond the thirteen-year Term.

Purchase Plan:

•	CCBC agrees to commit to an annual development program (“Plan”) developed jointly with CCL which includes: quarterly purchases and placement of new automatic vending machines used to sell or merchandise cold drink products (“Vendors”) and manual equipment, including but not limited to glass door merchandisers and fast lane merchandisers, used to sell or merchandise cold drink products (“Manual Equipment”); agreed upon minimum purchase schedules for Vendors and Manual Equipment; and a “Flavour Set Standard” during each of the thirteen years of the Term. The Plan will be developed each calendar year in conjunction with the annual business plan. If the parties mutually agree to an annual Plan for any of 2006-2010 that modifies the mix of Annual Vendors and Annual Manual Equipment units of the Purchase Plan attached as Exhibit B, the annual Plan will be used in lieu of the Purchase Plan and will be deemed to be the Purchase Plan for the remainder of the Term (unless further modified by mutual agreement of the parties, and any subsequent mutually agreed annual Plan modifications will be deemed to be the Purchase Plan for the remainder of the Term). If the parties are unable to reach agreement on an annual Plan for any of 2006-2010, the Purchase Plan last mutually agreed to by the parties will continue to apply. The annual Plan may be subsequently modified as agreed by the parties based on market place developments during the course of the year, material currency exchange issues, mutual assessment and agreement relative to the continuing availability of profitable placement opportunities and continuing participation in the annual CCBC/CCL market planning process. Any mutual agreement of the parties to modify the Purchase Plan will be memorialized in a letter signed by both parties.

Effective January 1, 2005, in any year that Coca-Cola Enterprises Inc. (“CCE”) purchases and places in the United States any Vendors, Glass Front Vendors, Intelligent Vendor Kits, Next Generation Vendors, Manual Equipment or Energy Coolers (all as described below) in excess of the requirements of the Purchase Plan applicable to CCE under its letter agreement with The Coca-Cola Company dated December 20, 2005, then any excess units for any specific type of equipment may be credited to CCBC under this Agreement (but only up to a maximum of 50% of the credits required of CCBC under the Purchase Plan for that year) in determining whether CCBC has met the annual credit requirements for each specific type of equipment under this Agreement (e.g., Glass Front Vendors for Glass Front Vendors, Energy Coolers for Energy Coolers, etc.) for that same year.

•	As part of the Plan, CCBC agrees to purchase and place, at a minimum, Cold Drink Equipment totaling 236,305 cumulative credits in the Business Unit over the thirteen (13) year period from and including 1998 to 2010 (as provided in Exhibit B). In computing the number of Vendor credits or Manual credits, a single cold drink Vendor unit or single Manual unit shall count as one (1) credit, except where alternative credits are provided in this Agreement (the “Alternative Credits”).

•	Effective January 1, 2005, failure to adhere to the minimum purchase and placement requirements for either Vendors or Manual Equipment credits in any one year shall not be deemed to be a violation of this Agreement so long as (1) the cumulative equipment purchase credits for that year meet at least 80% of the minimum Annual Total Purchase Plan credit requirements for that year as set forth in the Purchase Plan attached to this Agreement as Exhibit B (or as may be modified per the annual Plan process), (2) within 30 days following the end of the calendar year in which a shortfall occurs, CCBC pays to CCL an amount calculated by multiplying U.S. $*** times the number of credits by

* * * Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

which CCBC failed to meet the requirements of the Purchase Plan, (3) CCBC’s purchases and placements of Vendors and Manual Equipment credits for the following calendar year remedy the shortfall from the prior year for the specific number of Vendors, Glass Front Vendors, Intelligent Vendor Kits, Next Generation Vendors, Manual Equipment and Energy Coolers by which CCBC was below the Purchase Plan in the prior year (in addition to meeting the Purchase Plan requirements for such following calendar year, except as purchases are permitted to be deferred as set forth in this paragraph), and (4) CCBC meets its Annual Total credit and Cumulative Purchase Plan credit requirements as of the end of Year 13 (2010), as set forth in the Purchase Plan attached to this Agreement as Exhibit B (or as may be modified per the annual Plan process). Beginning January 1, 2005, in determining whether CCBC has met the Purchase Plan credit requirements, the Alternative Credits described in this Agreement will be incorporated in such calculations.

•	Effective January 1, 2005, in the event CCBC purchases and places CCL-authorized glass front vendors (“GFVs”), CCL agrees that each GFV unit will be equivalent to 2 Vendor credits to be applied toward CCBC’s minimum purchase plan requirements under the Program (this 2:1 credit for GFVs is an “Alternative Credit” under the Agreement).

•	Effective January 1, 2005, in the event CCBC purchases and installs on Vendors CCL-authorized Intelligent Vendor Kits that provide credit card capability, electronic data gathering capability and electronic locks for the Vendor, CCL agrees that, for 2005 and 2006, six (6) such Intelligent Vendor Kits will be equivalent to one (1) Vendor credit to be applied toward CCBC’s minimum purchase plan requirements under the Program (this 1:6 credit for Intelligent Vendor Kits is an “Alternative Credit” under this Agreement). CCL and CCBC agree that the impact of the Intelligent Vendor Kits will increase average Vendor throughput. At the end of 2006 and at the end of each of the remaining years of the Term, as part of the annual business planning process, CCBC and CCL will attempt to mutually agree whether the substitution ratio for Intelligent Vendor Kits should be revised for the remainder of the Term, and, if the parties agree that the ratio should be changed, the parties will mutually agree upon the revised substitution ratio to be used for the remainder of the Term. If the parties are unable to mutually agree by the end of the annual business planning session upon the substitution ratio for Intelligent Vendor Kits to be used for the remainder of the Term, then six (6) Intelligent Vendor Kits will continue to be counted as one (1) Vendor unit to be applied toward CCBC’s minimum Purchase Plan credit requirements under the Program.

•	Effective January 1, 2005, in the event CCBC purchases and places “Energy Coolers,” CCL agrees that each Energy Cooler will be equivalent to *** Manual credits to be applied towards CCBC’s minimum Annual Manual credit requirement (this *** credit for Energy Coolers is an “Alternative Credit” under the Agreement). For purposes of this Agreement, an “Energy Cooler” will be one that dispenses primarily one or more of: (1) the following beverage products: Full Throttle (diet and regular); Full Throttle Fury (diet and regular); Coke Blak; Tab Energy; Powerade Advance; Rock Star (diet and regular); Von Dutch (diet and regular), and any other products under trademarks owned by or

* * * Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

licensed to CCL, TCCC or its wholly-owned subsidiaries for use of such trademarks in Canada, or for which distribution rights have been granted to CCL, TCCC or its wholly-owned subsidiaries for Canada, which the parties may mutually agree in writing are “energy” drinks; (2) any beverages that are brand or line extensions of the foregoing; and (3) any other beverage brand owned by or licensed to CCL, The Coca-Cola Company or any of its subsidiaries or where distribution rights have been granted to any of the foregoing that is characterized as an “energy” drink.

CCL and CCBC agree that CCL’s average gross profit from Energy Coolers as calculated by CCL as of the date this Agreement is signed by both parties (the “Expected Gross Profit”) is greater than that of the average gross profit of other Manual Equipment. At the end of 2006 and at the end of each of the remaining years of the Term, as part of the annual business planning process, if CCL’s actual average gross profit (average weekly throughput times average gross profit per case) from the Energy Coolers is 20% or more below the Expected Gross Profit , then, in order to offset the financial impact of this difference, the Alternative Credit to be used for Energy Coolers for the next calendar year and the remainder of the Term will be adjusted downward and the parties will agree on a new mix of Vendors, Manual Equipment and Energy Coolers required to offset the financial impact of the above-referenced difference. If CCL’s average gross profit is 20% or more above the Expected Gross Profit, then the parties will mutually agree how to best utilize the excess gross profit of CCL and CCBC.

•	Effective January 1, 2005, in the event CCBC purchases and places CCL-authorized Next Generation Vendors, which are new vendors that are built to include an improved consumer interface, improved equipment reliability, increased brand/package flexibility, credit card capability, an electronic lock system and electronic data gathering capability, CCL agrees that each such Next Generation Vendor unit will be equivalent to 1.5 Vendor credits to be applied toward CCBC’s minimum Purchase Plan requirements under the Program (this 1.5:1 credit for Next Generation Vendors is an “Alternative Credit” under the Agreement).

CCL Support Funding:

•	For the period 1998–2000, CCL will provide aggregate financial support to CCBC of $112,199,955 (the “Funding”) based upon CCBC’s purchases of Vendors and Manual Equipment which are placed in the Business Unit in accordance with the Plan provided in Exhibit B to assist CCBC in the construction of an infrastructure to support the increased rate of cold drink equipment placement. The Funding will be paid to CCBC quarterly in arrears for any quarter in which both Vendor and Cumulative Equipment purchases are in compliance with the Plan on a cumulative basis and CCBC is otherwise in compliance with this Agreement in all material respects. The Funding shall be paid in accordance with Exhibit C attached.

•	In view of the fact that fewer units of cold drink equipment will be purchased and placed in the Business Unit in 2004 and 2005 than originally planned pursuant to the Prior Agreements, and for the fact that approximately half of the purchases and placements originally planned for 2004 and 2005 will now occur in 2009 and 2010, CCBC agrees to pay CCL a total of $2,000,000 US as follows: $200,000 US annually in years 2004 and 2009, and $400,000 US annually in years 2005 through and including 2008. Provided, however, that if CCBC shall have satisfied its purchase and placement commitments prior to 2010, CCBC shall have no obligation to make a payment hereunder for any year following the year in which the commitments were fully satisfied.

Payment and Administration of Funding:

•	In the event of any dispute over the number of units of equipment shipped to CCBC during the calendar quarter, the disputing party may ask the appropriate manufacturer to provide information to CCL concerning the number of units shipped. Upon receipt of any such revised information from a manufacturer, CCL may request additional support information from CCBC in the form of, among other items, invoices or shipping documents. With respect to any inaccuracies regarding the number of units shipped to CCBC, CCL shall make adjustments, if any, in the Funding based upon all the information provided to it in accordance with this subparagraph.

•	If CCBC fails to meet the minimum cumulative requirements of the Plan for any Agreement Year, CCL and CCBC will meet to mutually develop a reasonable solution/alternative. In the event that no mutually agreeable solution is developed and cumulative purchases by CCBC through the first quarter of the following Agreement Year do not remedy any such shortfall (in addition to meeting the pro rata portion of the Plan requirement for that quarter), or in the event that CCBC otherwise breaches any material obligation set forth in this Agreement and such breach is not remedied within ninety (90) days of notice of such breach, then this Agreement will terminate and CCBC will pay to CCL all Funding paid by CCL for this Program to date, as well as all funding paid by

CCL to CCBC pursuant to the Prior Program(s), plus interest at the rate of one percent (1%) per month from the date any such funding was paid, or such lesser amount as may be permitted by law; provided, however, that in the event this Program or the Prior Program(s) have been partially performed by CCBC, such repayment obligation shall be reduced to such amount (if less) as CCL shall reasonably determine will be adequate to deliver the financial returns that would have been received by CCL had all equipment placement commitments in such programs been fully performed and throughputs reasonably anticipated by CCL achieved. CCBC and CCL agree that any failure of performance by CCBC under this section shall be excused to the extent, and during any period of time, that such failure is caused by an Act of God, fire, strikes, war, riot, insurrection, boycott, acts of public authorities, delays or defaults caused by public carriers, inability of manufacturers to produce or sell cold drink equipment or other cause, whether similar or dissimilar, beyond the reasonable control of CCBC.

•	Effective January 1, 2005, all Equipment purchased pursuant to this Agreement, which includes Vendors, GFVs, Intelligent Vendor Kits, Next Generation Vendors, Manual Equipment and Energy Coolers, must be placed (or, in the case of Intelligent Vendor Kits, installed on Vendors that have been placed) in the year of purchase or on a timely basis within sixty (60) days following such purchase in order to qualify for Funding hereunder and to be considered for purposes of compliance with minimum purchase plan requirements under the Plan.

Additional Performance Criteria:

•	Subject to compliance with any law or regulation, CCBC agrees to place and keep each unit of cold drink equipment acquired by CCBC in connection with the Program (other than Energy Coolers and Intelligent Vendor Kits) in place at customer locations within the Business Unit, as well as any existing cold drink equipment currently on location, for a period of at least twelve (12) years from date of placement, unless such equipment is rendered inoperable and cannot be reasonably repaired as the result of mechanical or other similar difficulties. If CCBC is prevented by law or regulation from adhering to the terms of this paragraph, then the parties will agree upon alternate performance by CCBC so that CCL receives the same value in performance by CCBC as contemplated by this paragraph.

•	Effective January 1, 2005, CCBC agrees that, subject to compliance with any law or regulation, Energy Coolers acquired in connection with the Program will remain in place at customer locations for at least twelve (12) years from date of placement. If such equipment is rendered inoperable and cannot be reasonably repaired as the result of mechanical or other similar difficulties, CCBC shall purchase replacement Energy Coolers to replace the inoperable unit for the remainder of its twelve (12) years, and such replacement coolers will not count toward satisfying the purchase requirements of this Agreement. If CCBC is prevented by law or regulation from adhering to the terms of this paragraph, then the parties will agree upon alternate performance by CCBC so that CCL receives the same value in performance by CCBC as contemplated by this paragraph.

•	Effective January 1, 2005, CCBC agrees that if an Intelligent Vendor Kit acquired by CCBC in connection with the Program is installed on a Vendor, an Intelligent Vendor Kit must be kept on the Vendor for the Vendor’s remaining years of useful life.

•	CCBC agrees that, unless it is prohibited by law or pre-existing contract (contract must pre-exist June 30, 1998, the date this Agreement was originally entered into by the parties) , a minimum of *** percent (***%) of CCBC’s existing inventory of Vendors (including GFVs, Vendors with Intelligent Vendor Kits and Next Generation Vendors) and Manual Equipment (including Energy Coolers) and *** percent (***%) of purchases of Vendors (including GFVs, Vendors with Intelligent Vendor Kits and Next Generation Vendors) and Manual Equipment (including Energy Coolers) under the Plan will be identified only by the trademarks, logos, designs and similar marks and graphic presentations of CCL and The Coca-Cola Company and its subsidiaries and that no trademarks, logos, designs and similar marks and graphic presentations of any other entity other than CCL or The Coca-Cola Company or its subsidiaries (“Competitive Trademarks”) shall appear on any such equipment, except that:

•	Competitive Trademarks may appear on flavour buttons or other similar product identifiers identifying products other than those of CCL and The Coca-Cola Company (“Competitive Products”) on Vendors, provided the Flavour Set Standard set out below is adhered to; and

•	Competitive Trademarks may be represented on Manual Equipment for the purpose of conveying pricing information, provided such representations are approved by CCL.

•	CCBC agrees that (i) it will not convert, in connection with a reconditioning program or otherwise, Company Trademarks to Competitive Trademarks on any Vendors or Manual Equipment owned by CCBC; and (ii) unless it is prohibited by contract or law, CCBC will convert Competitive Trademarks to Company Trademarks at the time CCBC refurbishes any Vendors or Manual Equipment which CCBC owns.

•	The parties acknowledge and agree that one of the primary objectives of this Agreement is to increase the total number of units of Vendors and Manual Equipment on location in the Business Unit. Accordingly, effective January 1, 2005, CCBC agrees to provide CCL with annual reports by January 15 of each year (current as of December 31 of the prior year) certifying (1) the number of Vendors, GFVs, Intelligent Vendor Kits, Next Generation Vendors, Manual Equipment units and Energy Coolers funded under this Agreement which were actually placed at customer locations (or, in the case of Intelligent Vendor Kits, installed on Vendors that are placed at customer locations) in the Business Unit during the preceding year, and (2) the total number of Vendors, GFVs, Intelligent Vendor Kits, Next Generation Vendors, Manual Equipment units and Energy Coolers (including units in existing inventory and units not funded under this Agreement) actually at customer locations at the conclusion of such year.

* * * Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

•	CCBC agrees not to sell any new, used or refurbished cold drink equipment funded under this Agreement with any remaining useful life to any third party during the Term of this Agreement without CCL’s express written consent.

•	CCBC also agrees that it will establish, maintain and publish for its employees “Flavour Set Standards” which contain the following minimum average requirements for all Vendors, GFVs, Vendors with Intelligent Vendor Kits, Next Generation Vendors, units of Manual Equipment and Energy Coolers owned by CCBC, including similar equipment owned by CCBC whether or not purchased pursuant to the Program (unless such requirements are prohibited by law or contract): (i) on average the aggregate of all slots except *** of such slots on all Vendors, GFVs, Vendors with Intelligent Vendor Kits, and Next Generation Vendors will dispense only products (a) marketed under trademarks owned by or licensed to CCL, The Coca-Cola Company or any of its wholly-owned subsidiaries for use of such trademarks in Canada or (b) for which distribution rights have been granted to CCL or TCCC or its wholly-owned subsidiaries for Canada (with the understanding that CCBC and CCL will collaborate to develop “Flavour Set Standards” which will achieve an average aggregate requirement that all slots on all Vendors, GFVs, Vendors with Intelligent Vendor Kits, and Next Generation Vendors except *** of such slots will dispense only products of CCL) and (ii) on average, *** percent (***%) of the inventory in any units of Manual Equipment and Energy Coolers will be products (a) marketed under trademarks owned by or licensed to CCL, The Coca-Cola Company or any of its wholly-owned subsidiaries for use of such trademarks in Canada or (b) for which distribution rights have been granted to CCL or TCCC or its wholly-owned subsidiaries for Canada, subject to the requirement that such percentage shall increase to *** percent (***%) upon such time that CCBC commences to distribute a packaged water owned, directly or indirectly, by The Coca-Cola Company. The Flavour Set Standard will specify which of the products marketed under trademarks owned by or licensed to CCL, TCCC or any of its wholly-owned subsidiaries for use of such trademarks in Canada or products for which distribution rights have been granted to CCL or TCCC or its wholly-owned subsidiaries for Canada will be sold in Fast Lane Merchandisers. It is understood by CCBC and CCL that the Flavour Set Standard will apply, on average, to all bottle or can equipment owned by CCBC, whether acquired under the Program or otherwise. CCBC and CCL shall review the specific terms of the Flavour Set Standard on an annual basis. Following such review, CCL shall confirm in writing the terms of the Flavour Set Standard for the applicable calendar year.

•	To the extent that Competitive Products are dispensed in Vendors or Manual Equipment purchased in connection with the Funding, CCBC will make a Fair Share payment to CCL. The Fair Share payment will be calculated and paid annually based on the availability of Competitive Products in cold drink equipment purchased by CCBC under the Program in that year. Such payment

* * * Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC.

shall be calculated in the following manner:

1.	As of January 15 of each year throughout the Term, CCBC will provide CCL with the weighted average of the number of units and the percentage of Competitive Products in equipment purchased in the prior year and funded by CCL under this Program. Such percentage shall be provided during the certification process set forth above and, as set forth above, back-up and support for such calculation shall be provided to CCL upon request.

2.	Such percentage shall then be multiplied by the total Funding due to CCBC for such year to calculate the Fair Share payment. That payment shall then be deducted from any annual or fourth quarter funding due to CCBC.

3.	Provided that CCBC has engaged in mutually agreed to activities designed to develop infrastructure necessary to support increased cold drink placement (e.g., hiring additional operating or managerial personnel, expansion of systems, purchase of service vehicles, etc.) CCL agrees to reinvest the amount of such Fair Share payment to support such infrastructure activities. If such activities have not taken place, the Fair Share payment shall be deducted from any annual or fourth quarter funding due to CCBC. In the event such payment exceeds any amount then due and owing to CCBC under the Program, the excess shall be paid to CCL within ten (10) days of delivery to CCBC of the calculation set forth above.

•	CCBC acknowledges and agrees that all of the Funding set forth herein is offered and will be paid by CCL based on the expectation that CCBC will remain in compliance with all of its bottling agreements pertaining to CCL Products. In the event that CCBC materially breaches any of such bottling agreements during the Term, or attempts to terminate such agreements absent breach by CCL as defined therein, CCL shall have the right to treat such action as a breach of this Program, including the right to terminate this Program in all respects and to recover all sums set forth above.

Reporting Requirements:

•	CCBC acknowledges that CCL is providing the Funding in order to generate incremental sales of CCL products. CCBC will certify by January 15 of each year (current as of December 31 of the prior year) for each of the twelve (12) years following the placement of equipment purchased under the Program or any prior Equipment Purchase Partnership program that, for the prior twelve (12) months, the equipment (except Energy Coolers, for which the reporting process is described below) has generated on average a minimum volume of 3.9 unit cases (288 ounce equivalents) of CCL products per Alternative Credit per week. Beginning January 1, 2005, however, as Intelligent Vendor Kits are purchased in substitution for Vendors, as described above in the “Purchase Plan” section, the minimum average throughput requirement for each calendar year will be increased by CCL to reflect the increased throughtput generated by the Intelligent Vendor Kits. In addition, CCBC, to the best of its ability, will separately report the average volume throughput for Vendors equipped with Intelligent Vendor Kits. In order to make this certification, CCBC may rely solely on its current tracking systems to determine the average volume per unit of the equipment. In addition, CCBC will utilize its current placement procedure to determine when equipment is not generating sufficient volume, and CCBC will relocate any equipment that is not generating sufficient volume. Further, CCBC will sample a representative sample of units each year to verify the appropriate volume levels. If there is an inconsistency between CCBC’s tracking results and the representative sample of units, CCBC and CCL will meet to discuss any such inconsistency.

•	During 2006, CCBC agrees to develop a mutually agreeable method of measuring average throughput of brands (by package) for Energy Coolers. This throughput will be reported to TCCC during each annual business planning process and used in the calculations described above in the 6th bullet point of the “Purchase Plan” section.

•	CCL reserves the right to audit CCBC records regarding the equipment supported under this Plan upon reasonable notice.

Other Terms:

•	No agreement will be effective to amend the Agreement unless such agreement is in writing and signed by the parties to this Agreement.

•	The Agreement will be governed by the laws of the Province of Ontario.

•	All dollar amounts referred to in this Agreement are in Canadian funds unless otherwise indicated.

•	The determination that any provision of this Agreement is invalid or unenforceable shall not invalidate this Agreement, and this Agreement shall be construed and performed in all respects as if such invalid or unenforceable provisions were omitted provided that in so doing the primary purpose of this Agreement is not impeded.

•	Except as stated above, this Agreement supersedes all similar prior agreements between the parties concerning the placement and funding of cold drink equipment in the Business Unit, including but not limited to the aforementioned Prior Agreements and Prior Program(s), as well as any and all claims by either party arising therefrom.

•	Each party represents that the person whose signature appears below has the authority necessary to execute the Agreement on behalf of the party indicated.

•	The Agreement is not intended to modify or amend the terms or provisions of any license or distribution agreements in effect between CCL and CCBC.

•	CCL and CCBC agree that this Agreement may be executed in counterparts and if so executed in counterparts, will be enforceable and effective upon the exchange of executed counterparts or the exchange of facsimile transmissions of the executed counterparts. CCL and CCBC each expressly acknowledge that this letter agreement was negotiated at arms’ length, is valid and enforceable according to its terms, and is supported by adequate consideration.

•	This Agreement shall be executed simultaneously with the letter agreement dated December 20, 2005 between The Coca-Cola Company and Coca-Cola Enterprises Inc.

If this accurately reflects our agreement and understanding, please sign where indicated below and return a signed copy to me.

Sincerely,

COCA-COLA LTD.

By:	/s/ Silvana Alzetta-Reali
Silvana Alzetta-Reali
Title:	Vice President, Secretary
and Division Counsel

Accepted and Agreed to by:

COCA-COLA BOTTLING COMPANY

By:	/s/ William W. Douglas, III
William W. Douglas, III
Title:	Senior Vice President, Finance

EXHIBIT A

PRIOR PROGRAM(S)

Cold Drink Acquisition Program between Coca-Cola Beverages Ltd. and Coca-Cola Ltd. dated March 1, 1996.

EXHIBIT B

Material has been omitted pursuant to a request for confidential treatment and filed separately with the SEC***

	Annual Venders	Annual GF Venders	Annual Vender Credits	Annual Manual	Annual Energy Coolers	Annual Manual Credits	Total Annual Credits	Cumulative Credits

1998	***	***	***	***	***	***	***	***

1999	***	***	***	***	***	***	***	***

2000	***	***	***	***	***	***	***	***

2001	***	***	***	***	***	***	***	***

2002	***	***	***	***	***	***	***	***

2003	***	***	***	***	***	***	***	***

2004	***	***	***	***	***	***	***	***

2005	***	***	***	***	***	***	***	***

2006	***	***	***	***	***	***	***	***

2007	***	***	***	***	***	***	***	***

2008	***	***	***	***	***	***	***	***

2009	***	***	***	***	***	***	***	***

2010	***	***	***	***	***	***	***	236,305

Where applicable, “Credit” reflects “Alternative Credits” as provided in the Agreement.

EXHIBIT C

CCL SUPPORT FUNDING PAYMENT SCHEDULE

YEAR	PERIOD	AMOUNT $
1998	Q1	$10,000,000
1998	Q2	$12,500,000
1998	Q3	$10,000,000
1998	Q4	$26,650,000
1999	Q1	$6,306,250
1999	Q2	$8,106,250
1999	Q3	$8,106,250
1999	Q4	$8,106,250
2000	Q1	$5,606,250
2000	Q2	$5,606,250
2000	Q3	$5,606,250
2000	Q4	$5,606,250